IRWIN FINANCIAL CORPORATION

                     AMENDMENT NUMBER ONE TO

                     1997 STOCK OPTION PLAN


    The  terms  and  conditions  of  paragraph  8  of  the  Irwin
Financial Corporation Stock Option Plan (the "Plan") shall be amended so as to read as follows, effective February 19, 1998:

     8.  Limitations on Exercise of Options/SARs.

    (a) Except with respect to those options granted under subparagraph (b) of this paragraph, each option and/or SAR granted under this Plan shall be exercisable by the grantee only in accordance with the following schedule:

         (i) During the first year following the grant of the option and/or SAR, up to 25% of the optioned Shares, or Shares represented by the SAR, may be exercised:

        (ii) During the second year following the grant of the option and/or SAR, up to an additional 25% of the optioned
     Shares, or Shares represented by the SAR, may be exercised;

        (iii) During the third year following the grant of the option and/or SAR, up to an additional 25% of the optioned
     Shares, or Shares represented by the SAR, may be exercised:
     and

        (iv) After the end of the third year following the grant of the option and/or SAR and until the expiration of the option and/or SAR, any and all remaining Shares under the option or Shares represented by the SAR, may be exercised.

The limitations on exercise set forth above shall be cumulative; for example, during the second year after the grant a combined total of 50% of the optioned Shares, or Shares represented by the SAR, may be exercised if none were exercised during the first year. The limitations set forth in this paragraph 8 shall not apply in the event of the death of a grantee while serving on the Board of Directors or in the employ of IFC or its subsidiaries.

    (b)  Options designated at the time of the grant as  "Special
Y2K Series Stock Options" shall be exercisable by the grantee only in accordance with the following terms, and the provisions of subparagraph (a) shall not apply thereto:

         (i) If the Board of Directors determines, in its sole discretion, that the Company's Year 2000 computer programming project has been brought to a successful conclusion, then the Special Y2K Series Options will be exercisable in full from and after March 31, 2001.

        (ii) If the Board of Directors determines, in its sole discretion that the Year 2000 project has not been brought to a successful conclusion, but that the remaining problems are not significant, then the Special Y2K Series Options will be exercisable as to one-half the shares subject to those options from and after March 31, 2001, and the remaining shares subject to the options will be forfeited.

        (iii) If the Board of Directors determines, in its sole discretion, that the Year 2000 project has not been brought to a successful conclusion, and that the remaining problems are significant, then none of the Special Y2K Series Options will be exercisable and all of the shares subject to the options will be forfeited.

The determinations of the Board of Directors described in this subparagraph shall be made by it on or before March 31, 2001.